Exhibit 10.1

Execution Copy

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of August 29, 2016 and is entered into by and between CALAVO GROWERS, INC., a California corporation (the “Borrower”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to the Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 14, 2016 among the Borrower, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent, the Lenders have agreed to make credit extensions available to the Loan Parties; and

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement subject to the terms and conditions stated herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) The following new definitions are hereby added in proper alphabetical order:

“LIBOR Daily Floating Rate” means:

(a) the fluctuating rate of interest, which can change on each Business Day, equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at or about 11:00 a.m., London time, two (2) Business Days prior to the date in question, for Dollar deposits with a term equivalent to a one (1) month term beginning on that date (in such case, the “LIBOR Rate”); and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate;

provided that: (i) to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and (ii) if the LIBOR Daily Floating Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Daily Floating Rate Loan” means a Revolving Loan that bears interest at the LIBOR Daily Floating Rate.

(b) The following definitions are hereby amended and restated in their entirety to read as follows:

“Applicable Rate” means, for any day,

(i) with respect to Credit Extensions based on Commitments provided by Patronage Lenders, the per annum rate of (x) 1.50% with respect to Eurodollar Rate Loans, LIBOR Daily Floating Rate Loans and Letter of Credit Fee, (y) 0.50% with respect to Base Rate Loans and (z) 0.15% with respect to the commitment fee provided for in Section 2.09(a); and

(ii) with respect to Credit Extensions based on Commitments from Non-Patronage Lenders, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate (related to Credit Extensions based on Commitments from Non-Patronage Lenders for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate”, (b) Revolving Loans that are Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans shall be the percentage set forth under the column “Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee”, and (d) the commitment fee provided for in Section 2.09(a) shall be the percentage set forth under the column “Commitment Fee”:

Level	Consolidated Leverage Ratio	Eurodollar Rate, LIBOR Daily Floating Rate Loans & Letter of Credit Fee	Base Rate	Commitment Fee
1	≥ 2.00:1.00	1.50%	0.50%	0.15%
2	< 2.00:1.00 and >1.00:1.00	1.25%	0.25%	0.15%
3	≤ 1.00:1.00	1.00%	0.00%	0.15%

Any increase or decrease in the Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon Administrative Agent’s determination, Pricing Level 1 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply to Credit Extensions based on Commitments from Non-Patronage Lenders.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b), and (b) the initial Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders shall be set forth in Level 3 until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b). Any adjustment in the Applicable Rate for Credit Extensions based on Commitments from Non-Patronage Lenders shall be applicable to all Credit Extensions based on Commitments from Non-Patronage Lenders then existing or subsequently made or issued.

The Applicable Rate set forth above shall be increased as, and to the extent, required by Section 2.16.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan or LIBOR Daily Floating Rate Loan, means any such day that is also a London Banking Day.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Revolving Facility; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any LIBOR Daily Floating Rate Loan, Base Rate Loan or Swingline Loan, the last Business Day of each fiscal quarter ending on January 31, April 30, July 31 and October 31 of each fiscal year and on the Maturity Date of the Revolving Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).

“Type” means, with respect to a Loan, its character as a Base Rate Loan, LIBOR Daily Floating Rate Loan or a Eurodollar Rate Loan.

(c) Amendment to Section 2.01(b). Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Revolving Borrowings. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the

Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Loans may be Base Rate Loans, LIBOR Daily Floating Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans unless the Borrower delivers a Funding Indemnity Letter not less than three (3) Business Days prior to the date of such Revolving Borrowing.

(d) Amendment to Section 2.02(a). Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 8:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans and LIBOR Daily Floating Rate Loans. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(b), each Borrowing of or conversion to Base Rate Loans or LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice and each telephonic notice shall specify (A) the Revolving Facility and whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, under the Revolving Facility, (B) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (C) the principal amount of Loans to be borrowed, converted or continued, (D) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (E) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurodollar Rate Loan.

(e) Amendment to Section 2.03(h). Section 2.03(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance, subject to

Section 2.15, with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate of such Revolving Lender for Revolving Loans that are Eurodollar Rate Loans times the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be (1) due and payable on the last Business Day of each fiscal quarter ending on January 31, April 30, July 31 and October 31 of each fiscal year, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (2) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(f) Amendment to Section 2.05(a)(i). Section 2.05(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty subject to Section 3.05; provided, however, that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 8:00 a.m. (1) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans and LIBOR Daily Floating Rate Loans; (B) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans and LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on (I) with respect to the principal portion of such prepayment, such Lender’s Applicable Percentage in respect of the Revolving Facility, and (II) with respect to accrued interest on the principal portion of such prepayment, pro rata in accordance with the amount that the accrued interest due to each Lender in connection with the principal portion of such prepayment bears to the amount of accrued interest due to all Lenders in connection with the principal portion of such prepayment). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, such prepayments shall be paid to the Lenders (X) with respect to the principal portion of such prepayment, in accordance with each Lender’s Applicable Percentage in respect of the Revolving Facility, and (II) with respect to accrued interest on the principal portion of such prepayment, pro rata in accordance with the amount that the accrued interest due to each Lender in connection with the principal portion of such prepayment bears to the amount of accrued interest due to all Lenders in connection with the principal portion of such prepayment.

(g) Amendment to Section 2.05(b). Section 2.05(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) Mandatory. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings (together with all accrued but unpaid interest thereon) and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and LIBOR Daily Floating Rate Loans and then to Eurodollar Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

(h) Amendment to Section 2.08(a). Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Interest. Subject to the provisions of Section 2.08(b): (i) each Eurodollar Rate Loan and LIBOR Daily Floating Rate Loan under the Revolving Facility shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable borrowing date at a rate per annum equal to the Eurodollar Rate for such Interest Period or LIBOR Daily Floating Rate, as applicable, plus the Applicable Rate for the Revolving Facility; (ii) each Base Rate Loan under the Revolving Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Facility; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Facility. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

(i) Amendment to Section 2.09(a). Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter ending on January 31, April 30, July 31 and October 31 of each fiscal year, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Amendment to Section 2.12(b)(i). Section 2.12(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans or LIBOR Daily Floating Rate Loans, prior to 9:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans and LIBOR Daily Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(k) Amendment to Section 3.02. Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

3.02 Illegality.

If any Lender determines that any Laws have made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to perform any of its obligations hereunder or to make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Eurodollar Rate Loans to convert Base Rate Loans or LIBOR Daily Floating Rate Loans to Eurodollar Rate Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

(l) Amendment to Section 3.04(a)(iii). Section 3.04(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement, LIBOR Daily Floating Rate Loans or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

(m) Amendment to Section 3.04(e). Section 3.04(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(e) Reserves on Eurodollar Rate Loans and LIBOR Daily Floating Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan and each LIBOR Daily Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

(n) Exhibit E. Exhibit E (Form of Loan Notice) of the Credit Agreement is replaced by Exhibit E attached hereto as Annex A.

(o) Exhibit O. Exhibit O (Form of Notice of Loan Prepayment) of the Credit Agreement is replaced by Exhibit O attached hereto as Annex B.

3. Conditions Precedent. This Amendment and the obligations of Administrative Agent and the Lenders hereunder will be effective only upon satisfaction of each of the following conditions precedent, each in a manner in form and substance acceptable to Administrative Agent in its sole discretion:

(a) Receipt by Administrative Agent of a fully-executed original of this Amendment;

(b) the Borrower shall have paid to Administrative Agent all costs and expenses owed to and/or incurred by the Administrative Agent arising in connection with this Amendment (including reasonable attorneys’ fees and costs); and

(c) the Administrative Agent shall have received such other documents, certificates and information that the Administrative Agent shall require each in form and substance satisfactory to the Administrative Agent in its reasonable credit judgment.

4. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants that after giving effect to this Amendment, the representations and warranties made by each obligor set forth in the Loan Documents are true and correct in all material respects as of the date hereof (except those that expressly relate to an earlier period).

5. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

6. Reaffirmation of Security Interests. Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

8. Counterparts; Delivery. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

9. Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California (without regards to principles of conflict of laws which would defer to the laws of another jurisdiction as governing).

10. Jury Trial Waiver; California Judicial Reference. To the fullest extent permitted by applicable law, each of the parties hereto waives its right to trial by jury in any proceeding or dispute of any kind relating to this Amendment or the other Loan Documents, Obligations or Collateral. Without limiting the applicability of any other section of this Amendment, Section 11.16 and Section 11.17 of the Credit Agreement are hereby incorporated by this reference and shall apply to any action, proceeding, claim or controversy arising out of this Amendment.

11. Total Agreement. This Amendment, the Credit Agreement, and all other Loan Documents embody the entire understanding of the parties with respect to the subject matter thereof and supersede all prior understandings regarding the same subject matter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWER:	CALAVO GROWERS, INC., a California corporation

	By:	/s/ Lecil E. Cole
	Name:	Lecil E. Cole
	Title:	Chief Executive Officer

[Signature Pages Continue]

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/: Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page

BANK OF AMERICA, N.A., as Lender, Non-Patronage Lender, L/C Issuer and Swingline Lender

By:	/s/: Joshua Gross
Name:	Joshua Gross
Title:	Senior Vice President

LENDERS:	FARM CREDIT WEST, PCA as a Lender and Patronage Lender

	By:	/s/ Robert Storuetta
	Name:	Robert Storuetta
	Title:	Vice President

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page

GUARANTOR ACKNOWLEDGMENT AND CONSENT

Guarantor hereby expressly: (a) consents to the execution by Borrower, Administrative Agent and Lenders of this Amendment; (b) acknowledges that the “Guaranteed Obligations” (as defined in the Credit Agreement) includes all of the obligations and liabilities owing from time to time by the Borrower under and/or in connection with the “Loan Documents” including, but not limited to, the obligations and liabilities of Borrower to Lenders under and pursuant to the Credit Agreement, as amended from time to time; (c) acknowledges that the Guarantor does not have any set-off, defense, or counterclaim to the payment or performance of any of the obligations of Borrower under the Credit Agreement or the Guarantor under the Guaranty (as defined in the Credit Agreement); (d) reaffirms, assumes, and binds itself in all respects to all of the obligations, liabilities, duties, covenants, terms, and conditions that are contained in the Guaranty; and (e) agrees that all such obligations and liabilities under the Guaranty shall continue in full force and that the execution and delivery of this Amendment to, and its acceptance by, Administrative Agent shall not in any manner whatsoever (i) impair or affect the liability of the Guarantor, (i) prejudice, waive, or be construed to impair, affect, prejudice, or waive the rights and abilities of Administrative Agent at law, in equity or by statute, against the Guarantor, and/or (ii) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Administrative Agent or any Lender by the Guarantor.

AGREED TO AND ACCEPTED BY:

GUARANTOR:	RENAISSANCE FOOD GROUP, LLC, a Delaware limited liability company

	By:	/s/ Lecil E Cole
	Name:	Lecil E Cole
	Title:	President

GUARANTOR ACKNOWLEDGEMENT AND CONSENT TO

FIRST AMENDMENT TO CREDIT AGREEMENT

Signature Page

Annex A

EXHIBIT E

Form of

Loan Notice

Date: [                      ,           ]

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of June 14, 2016, by and among Calavo Growers, Inc., a California corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The undersigned hereby requests (select one):

☐ A Revolving Borrowing

☐ A [conversion] or [continuation] of Revolving Loans

1.	On (the “Credit Extension Date”)

2.	In the amount of $

3.	Comprised of:	☐ Base Rate Loans
☐ Eurodollar Rate Loans
☐ LIBOR Daily Floating Rate Loans

4.	For Eurodollar Rate Loans: with an Interest Period of months

The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

Annex A

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Annex A

CALAVO GROWERS, INC., a California corporation

By:
Name:
Title:

Annex A

Annex B

EXHIBIT O

Form of

Notice of Loan Prepayment

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement, dated as of June 14, 2016, by and among Calavo Growers, Inc., a California corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:	[Date]

The Borrower hereby notifies the Administrative Agent that on                           1 pursuant to the terms of Section 2.05 (Prepayments) of the Loan Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ Optional prepayment of Revolving Loans in the following amount(s):

☐ Eurodollar Rate Loans: $                                 2

             Applicable Interest Period:

☐ Base Rate Loans: $                                 3

☐ LIBOR Daily Floating Rate Loans: $                            4

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[1]	Specify date of such prepayment.
[2]	Any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[3]	Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
[4]	Any prepayment of LIBOR Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

Annex B

CALAVO GROWERS, INC., a California corporation

By:
Name:
Title: